EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	State of Incorporation
SPIAPT, Inc. (has 15 subsidiaries engaged in the Apartment business in the United States)	Alabama
SPICOM, Inc. (has 6 subsidiaries engaged in the Retail business in the United States)	Alabama
SPIMALL, Inc. (has 5 subsidiaries engaged in the Retail business in the United States)	Alabama
SPIPOWER, Inc. (has 2 subsidiaries engaged in the Retail business in the United States)	Alabama
SPIALA Corporation	Delaware
SPILAND, Inc.	Alabama
SPITON, Inc.	Alabama
SPITOWN Corporation	Delaware
SPILAF, Inc.	Alabama
SPINAP, Inc.	Delaware
SPIBILE, Inc.	Alabama
SPICLIFF, Inc.	Delaware
SPILAKE, Inc.	Delaware
Clearwater Acquisition Corp.	Delaware
Lafayette Acquisition Corp.	Louisiana
Pensacola Acquisition Corp.	Florida
Realty Acquisition Corporation	Delaware
SPIGOV I, Inc.	Florida
SPIDELA, Inc.	Delaware
Slidell Acquisition Corp.	Delaware
DEVGROUP, Inc.	Maryland
SPINO, Inc.	Delaware
SPIANTONIO, Inc.	Delaware
SPINELLON, Inc.	Delaware
SPIPAL, Inc.	Delaware
SPIWACHEE, Inc.	Delaware
FAGALA, Inc.	Louisiana
SPILAN, Inc.	Delaware
SPIWARD, Inc.	Delaware
Sizeler Real Estate Management Co., Inc.	Louisiana